Exhibit 107

Calculation of Filing Fee Tables

Form S-1

(Form Type)

Chromocell Therapeutics Corporation

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount To Be Registered (1)(3)	Maximum Offering Price Per Share (2)	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Common stock, $0.0001 par value per share	Rule 457(c)	2,000,000	$1.33	$2,660,000	0.0001476	$392.62
Fees Previously Paid	—	—	—	—	—	—		—
Carry Forward Securities
Carry Forward Securities	—	—	—	—		—			—	—	—	—
Total Offering Amounts						$2,660,000		$392.62
Total Fees Previously Paid								—
Total Fee Offset								—
Net Fee Due								$392.62

(1)	Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), includes any additional shares of common stock, $0.0001 par value per share (the “Common Stock”), of Chromocell Therapeutics Corporation (the “Registrant”) that may from time to time be offered or issued to prevent dilution from any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of Common Stock.

(2)	Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(c) of the Securities Act, based upon the average of the high and low prices for a share of Common Stock as reported on July 26, 2024 on the NYSE American LLC, which date is a date within five business days of the filing of this registration statement filed by the Registrant for the registration of the shares of Common Stock listed in the table above (the “Registration Statement”).

(3)	Represents shares of Common Stock registered for resale on this Registration Statement by the selling stockholder (the “Selling Stockholder”) named in this Registration Statement or its permitted transferees. Such number of shares of Common Stock is a portion of the maximum number of shares of Common Stock that may be issued by the Company from time to time to the Selling Stockholder named in the Registration Statement pursuant to that certain Common Stock Purchase Agreement, dated as of July 26, 2024, by and between the Registrant and such Selling Stockholder.